UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 13, 2025

 FORTINET, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34511	77-0560389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
909 Kifer Road
Sunnyvale, CA 94086
(Address of principal executive offices, including zip code)
(408) 235-7700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, $0.001 Par Value	FTNT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fortinet, Inc. (the “Company”) filed a Current Report on Form 8-K on February 6, 2025 disclosing, among other things, that, on February 4, 2025, Keith Jensen, the Company’s Chief Financial Officer, age 66, had notified the Company that he intended to retire on May 15, 2025 (the “Retirement”) and that, effective as of and contingent upon the Retirement, the Company intended to appoint Christiane Ohlgart, age 57, to serve as the Company’s Chief Financial Officer (including as its Principal Financial Officer).

On May 13, 2025, the Board of Directors (the “Board”) of the Company appointed Ms. Ohlgart to serve as the Company’s Chief Financial Officer (including as its Principal Financial Officer), effective as of the Retirement. Ms. Ohlgart will remain as the Company’s Principal Accounting Officer.

In connection with Ms. Ohlgart’s appointment as Chief Financial Officer, the Board approved an annual base salary of $480,000 for Ms. Ohlgart and a target bonus of 80% of her annual base salary, which salary and bonus shall supersede the salary and bonus previously approved for Ms. Ohlgart in connection with her appointment as Chief Accounting Officer. It is also expected, subject to approval by the Board, that Ms. Ohlgart will be granted RSUs with a target award value of $500,000 (the “RSU Award”) and performance stock units (“PSUs”) with a target award value of $500,000 (the “PSU Award”). Subject to approval by the Board, the RSU Award would vest over four years, with 1/4th of the RSUs vesting on May 1, 2026 and 1/16th of the RSUs vesting on a quarterly basis thereafter, subject to Ms. Ohlgart’s continued provision of services to the Company through each such vesting date and other standard terms, and the PSUs would vest over four years based on the percentile ranking of the Company’s total stockholder return among companies included in the S&P 500 Index, also subject to Ms. Ohlgart’s continued provision of services to the Company through each such vesting date and other standard terms. It is expected that the PSUs will include four performance periods of one, two, three and four years; the first three performance periods are each weighted 20% while the four-year performance period is weighted 40%.

The Company previously entered into its standard form of indemnification agreement with Ms. Ohlgart, in substantially the same form filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (“SEC”) on August 10, 2009 (File No. 333-161190), which form of agreement is incorporated by reference herein. It is expected that Ms. Ohlgart will enter into a change of control severance agreement, in substantially the form filed as Exhibits 10.1-10.3 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 8, 2024 (File No. 001-34511), a copy of which will be filed with the Company’s next Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, and which is incorporated herein by reference.

There are no arrangements or understandings between Ms. Ohlgart and any other persons, pursuant to which she was appointed as Chief Financial Officer, no family relationships among any of the Company’s directors or executive officers and Ms. Ohlgart and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortinet, Inc.

Date: May 15, 2025	By:	/s/ JOHN WHITTLE
John Whittle
Chief Operating Officer